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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Merrill Merchants Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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Notice of 2003
Annual Meeting
and
Proxy Statement

March 10, 2003

Dear Stockholder:

        On behalf of the Board of Directors and management, you are cordially invited to attend the 2003 Annual Meeting of Stockholders to be held on Thursday, April 17, 2003, at 5:00 p.m. at the Bangor Conference Center located at 701 Hogan Road, Bangor, Maine.

        The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon. In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

        It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date, and promptly return the enclosed proxy in the envelope provided.

Sincerely yours,

/s/ Edwin N. Clift	/s/ William C. Bullock, Jr.
Edwin N. Clift President and Chief Executive Officer	William C. Bullock, Jr. Chairman

Notice of Annual Meeting of Stockholders

        The 2003 Annual Meeting of Stockholders of Merrill Merchants Bancshares, Inc. (the "Company") will be held on Thursday, April 17, 2003 at 5:00 p.m. at the Bangor Conference Center, located at 701 Hogan Road, Bangor, Maine. The Annual Meeting is for the purpose of considering and acting upon:

  1.
  The election of three Directors as provided by the By-Laws.

  2.
  Ratification of the appointment of the Company's independent public accountants for 2003.

  3.
  Any other business as may properly be brought before the meeting or any adjournment thereof.

        You may vote at the Annual Meeting and at any adjournment or postponement thereof, if you were a stockholder of the Company on February 28, 2003, the record date for voting at the Annual Meeting.

By Order of the Board of Directors,
/s/ James A. MacLeod

James A. MacLeod
 Secretary

March 10, 2003

        Whether you expect to attend the meeting or not, please vote, sign, date, and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

MERRILL MERCHANTS BANCSHARES, INC.
201 Main Street
Bangor, ME 04401

Proxy Statement

2003 Annual Meeting of Stockholders to be held April 17, 2003

Solicitation and Revocation of Proxies

        This proxy statement is furnished to the stockholders of Merrill Merchants Bancshares, Inc., a Maine corporation, in connection with the 2003 Annual Meeting of Stockholders of the Company.

        A proxy card is furnished by the Company. This proxy is being solicited by the Board of Directors of the Company for use at the April 17, 2003 Annual Meeting of Stockholders and at any adjournment thereof. A proxy duly executed and returned by a stockholder will be voted as directed by the proxy. If no choice is specified, the proxy will be voted "FOR" proposals 1 and 2. As to other matters, if any, to be voted upon, the persons named in the proxy will take such action as the Board of Directors may deem advisable.

        A stockholder who signs and returns a proxy may revoke it at any time before it is exercised by signing and submitting a new proxy with a later date, notifying the Secretary of the Company in writing before the Annual Meeting or by attending the meeting and voting in person.

        All expenses of the solicitation of proxies are being borne by the Company. It is expected that solicitations will be made primarily by mail, but regular employees or representatives of the Company and Merrill Merchants Bank (the "Bank") may also solicit proxies by telephone, telex, facsimile and in person. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

        We began mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card on or about March 10, 2003, to all stockholders entitled to vote. If you owned the Company's common stock at the close of business on February 28, 2003, the record date, you are entitled to vote at the Annual Meeting.

Quorum

        A quorum of stockholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock of the Company entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the Annual Meeting.

Confidential Voting Policy

        The Company maintains a policy of keeping stockholder votes confidential. We only let our Inspector of Election and our transfer agent examine the voting materials. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward any written comments that you may have to management.

Voting Securities

        Only stockholders of record at the close of business on February 28, 2003, are entitled to vote at the Annual Meeting. As of January 31, 2003, there were 3,161,547 shares of common stock outstanding. Each share has one vote.

        The nominees for directors who receive the most votes will be elected. If you vote against the nominees for director or "withhold authority" for any nominee on your proxy card, your vote will not count "for" or "against" the nominee. The approval of the independent public accountants requires the majority of the votes cast by stockholders present in person or by proxy and entitled to vote at the Annual Meeting. If you "abstain" from voting on the independent public accountant proposal, it will have the same effect as if you voted "against" the proposal. Broker non-votes will not be counted as having voted in person or by proxy for each proposal and will have no effect on the outcome of the proposals.

        The following table shows the amount of Merrill Merchants Bancshares, Inc. common stock beneficially owned by those person or entities (or group of affiliated persons or entities) known by management to beneficially own more than five percent of the outstanding common stock of the Company, the Company's directors, the executive officers named in the Summary Compensation Table and the directors and executive officers as a group. All information is as of January 31, 2003.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Currently Owned (1)	Acquirable within 60 days(2)	Percent of class (2)
Perry B. Hansen (3)	324,328	—	10.3%
The Bullock Family Trust (4)	204,777	—	6.5%
William C. Bullock, Jr. (4)	204,777	—	6.5%
Joseph H. Cyr (5)	141,647	—	4.5%
Dennis L. Shubert, M.D., Ph.D. (6)	70,493	—	2.2%
Edwin N. Clift	69,633	—	2.2%
Robert E. Knowles (7)	54,885	—	1.7%
Lloyd D. Robinson (8)	50,503	—	1.6%
Susan B. Singer	44,246	5,685	1.6%
Frederick A. Oldenburg, Jr., M.D. (9)	49,923	—	1.6%
Charles W. Hart	28,200	17,589	1.4%
Deborah A. Jordan (10)	19,078	7,589	0.8%
William P. Lucy (11)	22,480	—	0.7%
James A. MacLeod (12)	1,470	13,949	0.5%
All current directors and executive officers as a group (13 persons)	1,081,663	44,812	35.1%

(footnotes to the table continue on the next page)

(1)
Except as otherwise noted, each individual in the table above has the sole voting and investment power over the shares listed.

(2)
Shares acquirable within 60 days include shares issuable upon the exercise of stock options that have vested. The calculation of percent of class includes common stock issuable upon the exercise of stock options acquirable within 60 days.

(3)
Mr. Hansen's mailing address is P.O. Box 800, Milan, Illinois 61264.

(4)
Mr. Bullock is the trustee of The Bullock Family Trust. Mr. Bullock's mailing address is 44 Bald Hill Reach Road, Orrington, Maine 04474.

(5)
Includes 110,533 shares of common stock held jointly with spouse.

(6)
Includes 35,321 shares of common stock held by spouse. Also includes 9,456 shares of common stock held in the name of Dr. Shubert's children, of which his spouse serves as Trustee.

(7)
Includes 25,310 shares of common stock held by spouse.

(8)
Includes 41,534 shares of common stock held jointly with spouse.

(9)
Includes 20,038 shares of common stock held under the name Penobscot Respiratory PA FBO Frederick A. Oldenburg, Jr. and 16,398 shares of common stock held by spouse.

(10)
Includes 400 shares of common stock held by spouse.

(11)
Includes 1,113 shares of common stock held by spouse.

(12)
Includes 1,117 shares of common stock held jointly with spouse and 353 shares of common stock held in the name of Mr. MacLeod's children, of which he serves as Trustee.

Election of Directors of Merrill Merchants Bancshares, Inc.

(Item 1 on Proxy Card)

        The Board has nominated three persons for election as directors at the Annual Meeting. Mr. Cyr, Mr. Knowles and Mr. Robinson currently serve on the Company's Board of Directors. If you elect the nominees, they will hold office until the Annual Meeting in 2006 or until their successors have been elected.

        We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected. We recommend that you vote "FOR" each of the nominees for election as directors.

Nominees

        Joseph H. Cyr, 62, has served as a Director of the Company and the Bank since 1992. He has been the owner of John T. Cyr & Sons, Inc., Old Town, Maine, a privately held charter bus service, since 1967. Mr. Cyr has been involved in that business since 1962. He was formerly a director of Norstar Bank in Bangor. He has been active in a number of civic and charitable organizations including: trustee of Husson College; past president of the Bangor Area Chamber of Commerce; and director of St. Joseph Hospital. He is a former director of Bangor Hydro-Electric Company and the Maine Community Foundation. Mr. Cyr's term expires in 2006.

        Robert E. Knowles, 68, has served as Director of the Company since May 2001 and a Director of the Bank since 1992. He presently serves as president of White Mountain Imaging, a privately held company that manufactures x-ray chemicals. From 1971 to 1994, he was the owner and president of Maine X-Ray Equipment, Pittsfield, Maine, one of the largest distributors of X-ray film and chemicals in New England. Mr. Knowles currently serves as a director of X-Ray Marketing Associates, Inc. He has been active in a number of civic and fraternal organizations including the Unity Rotary and Anah Temple. Mr. Knowles' term expires in 2006.

        Lloyd D. Robinson, 67, has served as a Director of the Company since May 2001, and a Director of the Bank since 1992. He has been retired since 1985. From 1977 to 1985, he was the owner/operator of McKay's R.V. Center, a privately held recreational equipment business. He also has real estate investments in the Bangor area. Mr. Robinson is a U.S. Air Force veteran. Mr. Robinson's term expires in 2006.

Continuing Directors

        William C. Bullock, Jr., 66, has served as Chairman of the Company and the Bank since its inception in 1992. He is the former Chairman of The Merrill Trust Company and its successor bank, Merrill/Norstar Bank. He also served as an executive vice president and director of the holding company, Fleet/Norstar Financial Group of Providence, Rhode Island. Prior to moving to Maine in 1969, he held a number of officer positions with Morgan Guaranty Trust Company of New York. Mr. Bullock has served on and chaired several committees of the American Bankers Association ("ABA") and is a former chairman of the Maine Bankers Association ("MBA"). From 1987 to 1989, Mr. Bullock was a Class A director of the Federal Reserve Bank of Boston. Mr. Bullock is a graduate of Yale University. He is a former trustee of the State of Maine Retirement System, Maine Maritime Academy, the Maine Community Foundation and Bangor Theological Seminary. Mr. Bullock is a former director of a number of companies including Fieldcrest Cannon, Bangor & Aroostook Railroad and Bangor Hydro-Electric Company. He serves as a director of Eastern Maine Healthcare. Mr. Bullock's term expires in 2004.

        Edwin N. Clift, 63, has served as President and Chief Executive Officer of the Company and the Bank since its inception in 1992. Prior to that, Mr. Clift was associated with three other Maine banks including more than 20 years as an executive of The Merrill Trust Company. Mr. Clift is a graduate of Strayer College in Washington, D.C. Mr. Clift is chairman of the St. Joseph Healthcare Foundation board of trustees, president of the Bangor Target Area Development Corporation and director of the Bangor Historical Society. He serves as chairman of the Maine Committee for Employer Support for the Guard and Reserve and a member of the Advisory Board for Maine's Bureau of Financial Institutions. Mr. Clift also serves as the ABA state chair and is also a member of the ABA's Community Bankers Council. Mr. Clift completed a three-year term in 2000 as a Class A director of the Federal Reserve Bank of Boston. He is a past chairman of the MBA and a past president of the Independent Community Bankers Association of Maine. He serves as a director of Seven Islands Land Company, a privately held company that manages one million acres of certified forest in Maine. Mr. Clift's term expires in 2004.

        Perry B. Hansen, 55, has been a Director of the Company and the Bank since 1992. He is chairman and chief executive officer of THE National Bank, Bettendorf, Iowa and a director of its bank holding company, National Bancshares, Inc. Mr. Hansen's thirty years of banking experience includes management of two other banks in the Quad City area. Presently he is also an investor, holding senior management positions in several privately held companies. Mr. Hansen's term expires in 2005.

        Frederick A. Oldenburg, Jr., M.D., 55, has served as a Director of the Company since 1999 and a Director of the Bank since 1996. He has been a practicing physician since 1973 and director of Penobscot Respiratory and Respiratory Care at St. Joseph Hospital in Bangor since 1993. He is a graduate of Dartmouth College and Case Western Reserve University Medical School. Dr. Oldenburg is past president of the National Association for the Medical Direction of Respiratory Care. He also has been involved in real estate development in Bangor and Brooksville, Maine. Dr. Oldenburg's term expires in 2005.

        Dennis L. Shubert, M.D., Ph.D., 55, has served as a Director of the Company since May 1998 and a Director of the Bank since 1992. He is a neurosurgeon and past president of Maine Neurosurgery of Bangor and Portland, Maine. Dr. Shubert is a Bangor native who graduated from Tufts University, received an M.D. from George Washington University, a Ph.D. from the University of Minnesota and a M.S. in Health Care Management from Harvard. Dr. Shubert has been active in a number of professional organizations including: president of the Penobscot County Medical Association and president of the Maine Neurosurgical Society. Dr. Shubert's term expires in 2005.

        Susan B. Singer, 53, has served as a Director of the Company since 1998 and as a Director of the Bank since 1992. She served as comptroller and vice president of MTL, Inc., a family-owned sales, rental and leasing company located in Bangor from 1980 to 2000. Ms. Singer is a current member of Congregational Beth Israel and a past board member and treasurer. She serves as a director of the Bangor-Brewer Y.W.C.A and is a former director of Eastern Maine Medical Center Auxiliary. Ms. Singer's term expires in 2004.

Ratification of Appointment of Independent Public Accountants

(Item 2 on Proxy Card)

        The Board of Directors has appointed Berry Dunn McNeil & Parker (BDMP) as the Company's independent public accountants for the fiscal year ending December 31, 2003. BDMP has served as the Company's independent public accountants since the incorporation of the Company in 1992. We recommend that you vote "FOR" the ratification of the appointment of BDMP.

        Representatives of BDMP will be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

        Audit Fees.    The aggregate fees of BDMP for the audit of the Company's financial statements at and for the year ended December 31, 2002 and reviews of the Company's quarterly reports on Form 10-QSB were $40,500, of which an aggregate amount of $24,235 has been billed through December 31, 2002.

        Financial Information Systems Design and Implementation Fees.    No services were rendered by BDMP to the Company for the year ended December 31, 2002 for financial information systems design and implementation.

        All Other Fees.    The aggregate fees for services other than those discussed above rendered by BDMP to the Company for the year ended December 31, 2002 were $17,918, of which an aggregate amount of $9,554 has been billed through December 31, 2002.

Board of Directors and Its Committees

        The Company's Board of Directors currently consists of nine members. The Company's Articles of Incorporation provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible. The terms of three directors expire at the Annual Meeting.

        The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of the Company. The Company's executive officers and management oversee the day-to-day operations of the Company. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board.

        The Board of Directors of the Company held nine meetings during the calendar year 2002 and each director attended at least 75% of all Board meetings except for Directors Bullock and Knowles who each attended six meetings.

Executive Committee

        The Executive Committee is comprised of Directors Bullock (Chair), Clift, Cyr, Shubert and Singer. The Executive Committee considers strategic planning and industry issues and is authorized to act as appropriate between meetings of the Board of Directors. The Executive Committee met one time during 2002.

Compensation Committee

        The Compensation Committee is comprised of Directors Hansen (Chair), Cyr, Oldenburg, Shubert and Singer. The Compensation Committee determines the salaries and incentive compensation of the officers of the Company and Bank and provides recommendations for the salaries and incentive compensation of the other employees and the consultants of the Bank. The Compensation Committee also administers the Company's various incentive compensation, stock and benefit plans. The Compensation Committee met three times during 2002.

Nominating Committee

        The Board of Directors, acting as the nominating committee, met in January, 2003 to select the nominees for election as directors at the Annual Meeting.

        The Nominating Committee discusses director nominations prior to each Annual Meeting of the Company.

        The Nominating Committee recommends nominees for election as directors and reviews, if any, shareholder nominations to ensure compliance with the notice procedures set forth in the Company's Bylaws.

        The Company's Bylaws set forth a procedure for shareholders to nominate directors by notifying the Secretary of the Company in writing and meeting there requirements set forth in the Bylaws. See "Additional Information" in this Proxy Statement.

Audit Committee

        The Audit Committee is comprised of Directors Shubert (Chair), Hansen, Oldenburg and Singer, each of whom are independent, as defined under The Nasdaq Stock Market listing standards. The function of the Audit Committee is described below under the heading Report of the Audit Committee. The Audit Committee met six times during 2002. The Audit Committee operates under a written charter adopted by the Board of Directors of the Company.

February 19, 2003

Report of the Audit Committee

        The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). Pursuant to such rules and regulations, this report shall not be deemed "soliciting materials," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.

        The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for general oversight of the Company's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The Company's management has primary responsibility for preparing the Company's financial statements and financial reporting process. The Company's independent auditors, Berry, Dunn, McNeil & Parker, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

        In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements with management.

  2.
  The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

  3.
  The Audit Committee has received written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the auditors the auditors' independence.

        On the basis of these reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

        The Audit Committee has considered the compatibility of the non-audit services furnished by BDMP with the firm's need to be independent.

        Each of the members of the Audit Committee is independent as defined under the listing standards of The Nasdaq Stock Market.

        Members of the Audit Committee Dennis L. Shubert, M.D. Ph.D., Chair
        Perry B. Hansen
        Frederick A. Oldenburg, Jr., M.D.
        Susan B. Singer

Remuneration of Directors and Officers

Directors' Fees

        Currently, each director of the Company receives the following fees:

  •
  Non-employee directors of the Bank receive $250 for their attendance at monthly and any special meetings of the Board of Directors.

  •
  Non-employee directors of the Company receive $50 per month for their attendance at monthly and any special meetings of the Board of Directors and any committee meeting held on the same day as the Board of Directors' meetings.

  •
  Non-employee committee members also receive $100 for each committee meeting that is not held on the same day as the Board of Directors meetings.

        On January 16, 2003, each non-employee director received 100 shares of Merrill Merchants Bancshares, Inc. common stock.

        Non-employee directors may elect to have the payment of their directors' fees deferred pursuant to the Directors' Deferred Compensation Plan. Total directors' meeting and committee fees for fiscal 2002 were $55,854. We do not compensate our employees for service as directors. Directors are also entitled to the protection of certain indemnification provisions in our Articles of Incorporation and Bylaws.

        In addition, our directors are eligible to participate in the Stock Option Plan. This stock benefit plan is discussed under "Executive Compensation—Stock Option Plan." No options under the Stock Option Plan were granted to any non-employee director during the 2002 fiscal year.

Executive Officers

        The following individuals are executive officers of the Company and the Bank and hold the offices set forth below opposite their names.

Position Held with the
Name
	Company	Bank
William C. Bullock, Jr.	Chairman	Chairman
Edwin N. Clift	President/Chief Executive Officer	President/Chief Executive Officer
Charles W. Hart	—	Executive Vice President/Secretary
Deborah A. Jordan	Treasurer	Executive Vice President/Treasurer
William P. Lucy	—	Executive Vice President
James A. MacLeod	Secretary	Senior Vice President

        The Board of Directors elects the executive officers of the Company and the Bank annually. The elected officers hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors.

        Biographical information of executive officers, who are not directors of the Company, is set forth below.

        Charles W. Hart, age 63, has served as Executive Vice President since December 1999, and as head of Branch Administration of the Bank from 1992 to October 2002. Mr. Hart served as president of Maine Acceptance Corporation (MAC) from April 1999 to March 2002. He has been involved with the Company and the Bank since February 1992. From 1989 to 1991, he was the chief financial officer of a private company engaged in the sales and service of heavy duty trucks. Mr. Hart's thirty-six year banking career also includes management positions with The Merrill Trust Company and Merchants National Bank. Mr. Hart served in the U.S. Navy and is a graduate of St. Anselm College. He is a former member of the Dedham School Board.

        Deborah A. Jordan, age 37, has served as Executive Vice President since December 1999, and as Chief Financial Officer of the Bank and Treasurer of the Company since 1993. From 1987 to 1992, she was employed as an audit manager at Arthur Andersen, LLP in Boston. She is a graduate of Husson College, Eastern Maine Technical College and is a Certified Public Accountant. Ms. Jordan serves as a director of Eastern Maine Technical College Foundation and OHI as well as a trustee of Husson College.

        William P. Lucy, age 44, has served as Executive Vice President since December 1999, and as Senior Loan Officer of the Bank since 1992. Mr. Lucy began his banking career at The Merrill Trust Company in 1981, and he has both commercial lending and branch administration experience. He is a graduate of the University of Maine and Williams College School of Banking. Mr. Lucy serves on the board of directors of the Bangor Symphony Orchestra, Penobscot Community Healthcare, New Hope Hospice, Action Committee of 50, and M & J Company, a subsidiary of St. Joseph Healthcare Foundation. In addition, he is a trustee of the YMCA Foundation and he served as chairman of United Way in 2002.

        James A. MacLeod, age 43, serves as Senior Vice President and Senior Trust Officer for the Bank. Prior to joining the Bank in 1997, Mr. MacLeod practiced law for 10 years in New Hampshire. He is a graduate of Boston University School of Law (LLM), Franklin Pierce Law Center (JD) and the University of Maine (BA). Mr. MacLeod is a member of the New Hampshire (inactive) and Maine Bar

Associations. Mr. MacLeod serves as a trustee of the Good Samaritan Agency and was a former director of the Warren Center for Communication and Learning.

Executive Compensation

        The following table sets forth cash and non-cash compensation received during each of the Company's last three fiscal years by Mr. Clift, Mr. Lucy, Ms. Jordan and Mr. MacLeod who are the only executive officers for whom compensation exceeded $100,000 in any year.

Summary Compensation Table

				Long-Term Compensation
		Annual Compensation
Name and Principal Position				Number of Stock Options Granted		All Other Compensation
	Year	Salary	Bonus
Edwin N. Clift President and Chief Executive Officer	2002 2001 2000	155,000 150,000 135,000	80,000 60,000 50,000	— — —		28,861 20,718 21,327	(1)
William P. Lucy Executive Vice President	2002 2001 2000	103,000 100,000 88,000	35,000 25,000 20,000	— — —		4,136 3,916 6,301	(1)
Deborah A. Jordan Executive Vice President	2002 2001 2000	93,000 90,000 77,000	30,000 23,000 18,000	— — —		3,731 3,523 5,254	(1)
James A. MacLeod Senior Vice President	2002 2001 2000	93,000 90,000 75,000	22,000 18,000 15,000	4,000 4,120 4,120	(2) (2) (2)	3,628 3,281 2,366	(1)

(1)
Totals in this column are comprised of: (a) employer contributions to the 401(k) plan of $5,500 for Mr. Clift, $3,848 for Mr. Lucy, $3,484 for Ms. Jordan and $3,331 for Mr. MacLeod, (b) dollar value of premiums paid by the Bank with respect to term life insurance and life insurance under the Life Insurance Endorsement Method Split-Dollar Plan Agreement of $3,171 for Mr. Clift, $288 for Mr. Lucy, $247 for Ms. Jordan and $297 for Mr. MacLeod and (c) the vested benefit accrued under the Supplemental Executive Retirement Plan of $20,190 for Mr. Clift.

(2)
The options granted of 4,000 in 2002 have an exercise price of $15.80. The options granted of 4,243 and 4,243 shares in 2001 and 2000, respectively, are adjusted to reflect the 3% stock dividend in both 2002 and 2001 and each have an exercise price of $8.25 per share.

Stock Option Plan

        The Company provides long-term incentives to executives, employees and directors through the grant of options under the Company's Stock Option Plan (the "Plan"). The Plan is administered by the Compensation Committee which has the authority to select the individuals who will be awarded options and determine the amount and other conditions of such awards subject to the terms of the Plan.

        The following table summarizes the option grants that were made to the named executives under the Stock Option Plan during 2002.

Options Granted During the Year Ended December 31, 2002

Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date
James A. MacLeod	4,000	8%	$15.80	12/18/12

(1)
Options granted in 2002 require a vesting period of three years after the grant date.

        The following table sets forth the aggregate number of options exercised in 2002 and the value of in-the-money options held as of December 31, 2002 by the named executives.

Aggregated Option Exercises in 2002
and Option Values on December 31, 2002

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options 12/31/02 Exercisable (E)/ Unexercisable (U)	Value of Unexercised In-the-Money Options 12/31/02 (1) Exercisable (E)/ Unexercisable (U)
Edwin N. Clift	20,901	$199,065	15,981 E	$165,506 E
William P. Lucy	12,452	$140,085	11,000 E	$127,600 E
Deborah A. Jordan	17,026	$162,890	17,589 E	$204,032 E
Charles W. Hart	10,375	$107,538	17,589 E	$204,032 E
James A. MacLeod	5,421	$46,621	13,949 E 4,000 U	$94,495 E —

(1)
Based upon a market price of $15.60 per share at December 31, 2002 minus the exercise price.

Supplemental Executive Retirement Plan

        The Company provides a non-qualified supplemental executive retirement plan for the benefit of key employees. Life insurance policies were acquired for the purpose of serving as the primary funding source. The amount of each annual benefit is indexed to the financial performance of each insurance policy owned by the Bank over the Bank's cost of funds expense.

Employment Agreements

        The Company currently has an employment agreement with Mr. Bullock. This agreement provides for the payment of an annual salary of $24,000 through December 2006 and a $12,000 annual payment thereafter for the remainder of Mr. Bullock's life or his spouse's life whichever survives.

        The agreement also provides that, to the extent not inconsistent with applicable federal, state or local law (including common law), or with the Articles of Incorporation or Bylaws of the Company and the Bank, and to the extent that Mr. Bullock is not in material breach of the agreement, the Company will provide for representation on or will recommend nomination for election to the Board of Directors of the Company and the Bank for Mr. Bullock, another designee of the Bullock Family Trust (the "Trust") or a member of Mr. Bullock's immediate family, so long as the Trust and/or Mr. Bullock's immediate family owns more than 3% of the common stock of the Company.

Interests in Certain Transactions

        The Company's executive officers, its directors and their associates have had, and can be expected to have in the future, financial transactions with the Bank made in the ordinary course of business. All such transactions have been and will be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. These transactions do not involve more than the normal risk of collectibility or present other favorable features.

        During 2002, Mr. Bullock and Mr. Hansen converted mandatory convertible debentures issued by the Company into 79,474 shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, executive officers, and any person holding more than ten percent of the Company's common stock file with the SEC reports of their ownership and changes in ownership of the Company's securities. The Company believes that during 2002, its directors, executive officers and 10% shareholders complied with all Section 16(a) filing requirements with the following exceptions: a late report for Mr. Hansen and Mr. Robinson regarding the purchase of common stock; a late report for Mr. Shubert for the transfer of common stock to direct and indirect beneficiaries; and a late report for Mr. Clift, Mr. Hart, Mr. Hansen, Mr. Bullock and the Bullock Family Trust regarding the conversion of convertible preferred stock to common stock. All these Form 4 filings have been subsequently filed with the SEC. In making this statement, the Company has relied upon an examination of the copies of Forms 3, 4 and 5 provided to the Company and the representations of its directors, executive officers and 10% shareholders.

Additional Information

Stockholder Proposals for the 2004 Annual Meeting

        Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Stockholders in 2004 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company's Corporate Secretary no later than November 11, 2003. In addition, under our Bylaws, if you wish to nominate a director or bring other business before the Annual Meeting, you must be a stockholder and give timely notice in writing to the Company as specified in our Bylaws.

Other Matters

        The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

        A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, will be furnished free of charge to beneficial owners of the Company's stock upon written request to:

        Deborah A. Jordan, Treasurer
        Merrill Merchants Bancshares, Inc.
        201 Main Street
        Bangor, ME 04402-0925

REVOCABLE PROXY
Merrill Merchants Bancshares, Inc.
Annual Meeting of Stockholders
April 17, 2003

        The undersigned hereby appoints Edwin N. Clift and Deborah A. Jordan, and each of them, as proxies of the undersigned, with full powers of substitution, to act and to vote all the shares of common stock of Merrill Merchants Bancshares, Inc. held of record by the undersigned on February 28, 2003, at the Annual Meeting of Stockholders to be held on April 17, 2003, or at any adjournment thereof, and hereby revokes all former proxies.

        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted "FOR" the election of all nominees listed in Item 1 and "FOR" the proposal listed in Item 2.

PLEASE MARK VOTES AS IN THIS EXAMPLE.    ☒

	For	Withhold All	For All Except		For	Against	Abstain
1. Election of Directors— Directors with Terms Expiring in 2006: 01–Joseph H. Cyr 02–Robert E. Knowles 03–Lloyd D. Robinson	☐	☐	☐	2. Ratification of the appointment of Berry, Dunn, McNeil & Parker as independent public accountants for the fiscal year ending December 31, 2003.	☐	☐	☐
(Except nominee(s) written above)
In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKOWNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Signature	Signature
Dated: , 2003

        Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, please give your full title.

QuickLinks

Proxy Statement
Solicitation and Revocation of Proxies
Election of Directors of Merrill Merchants Bancshares, Inc.
Ratification of Appointment of Independent Public Accountants
Board of Directors and Its Committees
Remuneration of Directors and Officers
Summary Compensation Table
Options Granted During the Year Ended December 31, 2002
Aggregated Option Exercises in 2002 and Option Values on December 31, 2002
Employment Agreements
Interests in Certain Transactions
Section 16(a) Beneficial Ownership Reporting Compliance
Additional Information